                                                                    EXHIBIT 10.1

                              AMERICAN TECHNOLOGY
                                  CORPORATION


            SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                               Table Of Contents


                                                                  PAGE
1.   AGREEMENT TO SELL AND PURCHASE..............................   1
     1.1   Authorization of Shares...............................   1
     1.2   Sale and Purchase.....................................   1
2.   CLOSING, DELIVERY AND PAYMENT...............................   2
     2.1   Closing...............................................   2
     2.2   Delivery..............................................   2
     2.3   Subsequent Sales of Shares............................   2
3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY....   2
     3.1   Organization, Good Standing and Qualification.........   3
     3.2   Subsidiaries..........................................   3
     3.3   Capitalization; Voting Rights.........................   3
     3.4   Authorization; Binding Obligations....................   4
     3.5   SEC Reports and Filings...............................   4
     3.6   Changes...............................................   4
     3.7   Title to Properties and Assets; Liens, etc............   4
     3.8   Compliance with Other Instruments.....................   5
     3.9   Litigation............................................   5
     3.10  Employees.............................................   5
     3.11  Registration Rights...................................   5
     3.12  Compliance with Laws; Permits.........................   5
     3.13  Patents and Trademarks................................   6
     3.14  Offering Valid........................................   6
     3.15  Eligibility for Form S-3..............................   7
     3.16  Reporting Status......................................   7
     3.17  OTC Bulletin Board....................................   7
4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS............   7
     4.1   Requisite Power and Authority.........................   7
     4.2   Investment Representations............................   7
5.   CONDITIONS TO CLOSING.......................................   9

                                 i.

                               Table of Contents
                                  (continued)

                                                                  PAGE
     5.1   Conditions to Purchasers' Obligations at the Closing..   9
     5.2   Conditions to Obligations of the Company..............  10
6.   REGISTRATION RIGHTS.........................................  10
     6.1   Definitions...........................................  10
     6.2   Mandatory Registration................................  11
     6.3   Expenses of Registration..............................  12
     6.4   Obligations of the Company............................  12
     6.5   Obligations of Holder.................................  13
     6.6   Indemnification.......................................  14
     6.7   Assignment of Registration Rights.....................  16
7.   MISCELLANEOUS...............................................  16
     7.1   Governing Law.........................................  16
     7.2   Survival..............................................  16
     7.3   Successors and Assigns................................  16
     7.4   Entire Agreement......................................  16
     7.5   Severability..........................................  16
     7.6   Amendment and Waiver..................................  17
     7.7   Delays or Omissions...................................  17
     7.8   Notices...............................................  17
     7.9   Expenses..............................................  17
     7.10  Attorneys' Fees.......................................  17
     7.11  Confidentiality.......................................  18
     7.12  Titles and Subtitles..................................  18
     7.13  Counterparts..........................................  18
     7.14  Broker's Fees.........................................  18
     7.15  Exculpation Among Purchasers..........................  18
     7.16  Pronouns..............................................  18

                               List of Exhibits

        Schedule of Purchasers                          Exhibit A

        Certificate of Designation                      Exhibit B

        Warrant Agreement                               Exhibit C

        Schedule of Exceptions                          Exhibit D

                        AMERICAN TECHNOLOGY CORPORATION

            SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     This Series C Preferred Stock and Warrant Purchase Agreement (the "Agreement") is entered into as of March ____ 2000, by and among American Technology Corporation, a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

     WHEREAS, the Company has authorized the sale and issuance of an aggregate of up to two hundred fifty thousand (250,000) shares of its Series C Preferred Stock (the "Shares") and warrants to purchase an aggregate of up to two hundred and fifty thousand (250,000) shares of its Common Stock (the "Warrants," and together with the Shares, the "Securities");

     WHEREAS, Purchasers desire to purchase the Securities on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell the Securities to Purchasers on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.  AGREEMENT TO SELL AND PURCHASE.

          1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Securities and (ii) the issuance of such shares of Common Stock to be issued upon conversion or exercise, as the case may be, of the Securities (the "Conversion Shares"). The Securities and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Company's Certificate of Designations of Series C Preferred Stock, in the form attached hereto as Exhibit B (the "Certificate of Designation") and in the Company's Certificate of Incorporation (collectively, the "Charter").

          1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of ten dollars ($20.00) per share and a Warrant, in the form attached hereto as Exhibit C, to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A.

                                       1.

          2.   CLOSING, DELIVERY AND PAYMENT.   The closing of the sale and
purchase of the Securities under this Agreement (the "Closing") shall take place at 10:00 a.m. on the date hereof, at the offices of Procopio, Cory, Hargreaves & Savitch LLP, 530 B Street, Suite 2100, San Diego, California 92101, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

          2.2  DELIVERY.

               (a) ESCROW. Each Purchaser shall pay the purchase price for the Securities as set forth next to such Purchaser's name on Exhibit A hereto by delivering immediately available funds in United States Dollars, along with an executed Stock Purchase Agreements , to the Company offices. The Company shall deliver certificates for the Shares and Warrants, registered in the name of such Purchaser, to the Purchaser.

               (b) METHOD OF PAYMENT. Payment of the purchase price for the Securities shall be made by wire transfer of funds to:

               Scripps Bank
               ABA#: 122240502
               Credit: American Technology Corporation
               A/C# 333501205

          2.3 SUBSEQUENT SALES OF SHARES. At any time on or before the 60th day following the Closing, the Company may sell up to the balance of the authorized shares of Series C Preferred Stock and Warrants not sold at the Closing to such persons as may be approved by the Board of Directors of the Company. All such sales shall be made on the terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by such Purchasers as set forth in Section 4. Any Shares of Series C Preferred Stock sold pursuant to this Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement, any Warrants sold pursuant to this
Section 2.3 shall be deemed "Warrants" for all purposes under this Agreement, and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

     3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     Except as set forth in the Schedule of Exceptions attached hereto as Exhibit D, the Company hereby represents and warrants to, and covenants with, each Purchaser as of the date of this Agreement as follows:

          3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Warrants to issue and sell the Securities and the Conversion Shares and to carry out the provisions of this Agreement, the Warrants and the Charter and to carry on its business as presently conducted and as presently

                                       2.

proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

          3.2 SUBSIDIARIES. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

          3.3 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.00001 per share, 11,765,570 shares of which were issued and outstanding on February 28, 2000, 1,536,633 shares which are subject to outstanding options, 605,735 shares of which are reserved for future issuance to employees, directors and consultants pursuant to the Company's stock option plans, 532,000 shares of which are subject to outstanding warrants, and 5,000,000 shares of Preferred Stock, par value $.00001 per share, 350,000 of which are designated Series A Preferred Stock, none of which are issued and outstanding, 250,000 of which are designated as Series B Preferred Stock, and, as of February 28, 2000, 192,260 of which are issued and outstanding, and which are convertible into 411,553 shares of Common Stock, and 250,000 of which are designated Series C Preferred Stock, none of which, prior to the Closing, are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (a) have been duly authorized and validly issued, and (b) are fully paid and nonassessable. The rights, preferences, privileges and restrictions of the Shares are as stated in the Charter. 1,119,565 shares of Common Stock have been duly and validly reserved for issuance as Conversion Shares, and the Company will take all reasonable measures to ensure that, at all times, a sufficient number of shares of its Common Stock are reserved for issuance upon conversion of the Shares and exercise of the Warrants. As of February 28, 2000, other than the 605,735 shares reserved for issuance under the Company's stock option and stock compensation plans, 1,536,633 shares subject to outstanding options and 532,000 shares subject to outstanding warrants and except as may be granted pursuant to this Agreement or the Warrants, there are no outstanding options, warrants, rights (including conversion, anti-dilution or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Charter, the Securities and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Warrants, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Securities pursuant hereto and the Conversion Shares pursuant to the Charter has been taken or will be taken prior to the Closing. The Agreement, and the Warrants, when executed and delivered, will

                                       3.

be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions in Section 6.6 of this Agreement may be limited by applicable laws. The sale of the Securities and the subsequent conversion or exercise of the Securities, as the case may be, into Conversion Shares are not and will not be subject to any preemptive rights, anti-dilution or rights of first refusal that have not been properly waived or complied with.

          3.5 SEC REPORTS AND FILINGS. The Company has delivered to Purchaser a complete and accurate copy of the Annual Report on Form 10-K for the fiscal year ended September 30, 1999, and the Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 filed by the Company with the Securities and Exchange Commission ("SEC") (the "SEC Documents"). The SEC Documents, including the financial statements contained therein, (i) complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) in all material respects and (ii) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made all filings with the SEC required under the Securities Act, the Exchange Act and all regulations promulgated thereunder since January 1, 1997.

          3.6 CHANGES. Since January 1, 2000, there has been no material adverse change or disruption in the business, operations, prospects or financial condition of the Company other than as disclosed in the SEC Documents.

          3.7 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the SEC Documents, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

          3.8 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Charter or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the

                                       4.

Company which would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company. The execution, delivery, and performance of and compliance with this Agreement, and the Warrants, and the issuance and sale of the Securities pursuant hereto and of the Conversion Shares pursuant to the Certificate of Designations and the Charter, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

          3.9 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened in writing against the Company that questions the validity of this Agreement or the Warrants or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, prospects, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.

          3.10 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company.

          3.11 REGISTRATION RIGHTS. Except as required pursuant to this Agreement and pursuant to the terms of Stock Purchase Warrant Agreements with Renwick Corporate Finance dated February 5, 1997, Jonathan Berg dated May 13, 1998, and L.H. Friend & Co. dated June 18, 1998, and the Stock Purchase and Warrant Agreements with Series B Shareholders dated December 1998, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 6.1 of this Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

          3.12 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof or any administrative or self-regulatory agency in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company. No orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Securities or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company

                                       5.

and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

          3.13  PATENTS AND TRADEMARKS.   To the best of its knowledge, the
Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

          3.14 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Securities and the Conversion Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

          3.15  ELIGIBILITY FOR FORM S-3.   The Company represents and warrants
that it meets the requirements for the use of Form S-3 for registration of the sale by the Purchaser of the Conversion Shares, and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner and take all other necessary action so as to maintain such eligibility for the use of Form S-3.

                                       6.

          3.16 REPORTING STATUS. The Company's Common Stock is registered under Section 12 of the Exchange Act. So long as any Purchaser beneficially owns any of the Securities or Conversion Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not voluntarily terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

          3.17 NASDAQ SMALL CAP MARKET. The Company's Common Stock is listed on the Nasdaq Small Cap Market maintained by the National Association of Securities Dealers, Inc. ("NASD"), and for so long as any Purchaser owns any of the Securities or Conversion Shares, the Company shall use its best efforts to continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market or to secure and maintain listing and trading on the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange, and shall comply in all respects with the Company's reporting filing and other obligations under the bylaws or rules of such market or exchange. The Company is not aware of any delisting or suspension proceeding regarding its Common Stock or any SEC or NASD inquiries regarding the Company and does not reasonably anticipate any such delisting, suspension or inquiry.

     4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

     Each Purchaser hereby represents and warrants, severally and not jointly, to the Company as follows:

          4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 6.6 of this Agreement may be limited by applicable laws.

          4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Securities nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Securities (or the Conversion Shares)

                                       7.

are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that other than pursuant to the terms of this Agreement the Company has no present intention of registering the Securities, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Securities and the Conversion Shares for Purchaser's own account for investment only, and not with a present view towards their distribution other than in compliance with the Securities Act.

               (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

               (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) COMPANY INFORMATION. Purchaser has received and read the SEC Documents and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

               (f) RULE 144. Purchaser acknowledges and agrees that the Securities, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and (other than Rule 144(k)) the number of shares being sold during any three-month period not exceeding specified limitations.

               (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

                                       8.

     5.   CONDITIONS TO CLOSING.

          5.1  CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING.
Purchasers' obligations to purchase the Securities at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

               (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Securities and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

               (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

               (d) FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware with a copy provided to Purchasers.

               (e) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares and exercise of the Warrants shall have been duly authorized and reserved for issuance upon such conversion or exercise.

               (f) NASDAQ SMALL CAP MARKET. The Company's Common Stock shall be currently trading on the Nasdaq Small Cap Market. The Company and Purchasers shall not be aware of any delisting or suspension proceeding regarding the Company's Common Stock or any SEC or NASD inquiries regarding the Company, nor shall the Company or any Purchaser reasonably anticipate any such delisting, suspension or inquiry.

               (g) SIZE OF OFFERING. Purchasers purchasing at least an aggregate of $3,000,000 of the Securities pursuant to this Agreement shall have purchased, or will be purchasing, such Securities prior to or concurrent with the Closing.

          5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Securities at the Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by those Purchasers acquiring Securities in Section 4 hereof shall be true and

                                       9.

correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (b) PERFORMANCE OF OBLIGATIONS. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

               (c) FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

               (d) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

               (e) PAYMENT. Each Purchaser shall have delivered to the Company immediately available funds as payment in full of an amount equal to the purchase price of the Securities as set forth next to such Purchaser's name on Exhibit A hereto in accordance with Section 2.2 hereof.

     6.   REGISTRATION RIGHTS

          6.1 DEFINITIONS. As used in this Section 6, the following terms shall have the following respective meanings:

          "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 6.7 hereof.

          "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; (b) Common Stock of the Company issued or issuable upon exercise of the Warrants; and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include (i) any Conversion Shares issued prior to the date the Registration Statement covering such other Registrable Securities which is required to be filed by the Company pursuant to the first sentence of Section 6.2(a) hereof is declared effective by the SEC, and (ii) any securities

                                      10.

sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under this Section 6 are not assigned.

          "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with this Section 6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "COMMISSION" means the Securities and Exchange Commission.

          "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

          6.2  MANDATORY REGISTRATION.

               (a) The Company shall prepare and file with the SEC on or before April 30, 2000 (the "SEC Filing Date") a Registration Statement on Form S-3 or, if Form S-3 is not available, on another appropriate form reasonably acceptable to the Investors, which covers the resale of a number of shares of Common Stock equal to at least the number of Registrable Securities issuable to each Holder upon conversion of the Shares and exercise of the Warrants, determined as if the Shares were converted in full (based on an $5.75 per share conversion price) and the Warrants were exercised in full on the first anniversary of the Closing Date. If at any time the number of shares of Common Stock included in the Registration Statement required to be filed as provided in the first sentence of this Section 6.2(a) shall be insufficient to cover the number of shares of Common Stock issuable on conversion in full of the unconverted Shares and unexercised Warrants, then promptly, but in no event later than 60 days after such insufficiency shall occur, the Company shall file with the SEC an additional Registration Statement on Form S-3, or another appropriate form (which shall not constitute a post-effective amendment to the Registration Statement filed pursuant to the first sentence of this Section 6.2(a)) covering such number of shares of Common Stock as shall be sufficient to permit such conversion and exercise. For all purposes of this Agreement such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Company pursuant to this Section 6.2(a), and the Company and the Holders shall have the same rights and obligations with respect to such additional Registration Statement as they shall have with respect to the initial Registration statement required to be filed by the Company pursuant to this
Section 6.2(a).

               (b) ADJUSTMENT OF CONVERSION TERMS. If the Registration Statement covering the Registrable Securities which is required to be filed by the Company pursuant to the first sentence of Section 6.2(a) hereof is not effective by July 31, 2000, the terms of conversion

                                      11.

of the Shares shall be adjusted as provided in the Certificate of Designation.

          6.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 6.2 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

          6.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall:

               (a) Prepare and file with the SEC a Registration Statement on Form S-3 with respect to the number of Registrable Securities provided in
Section 6.2(a), and thereafter to use all reasonable efforts to cause each Registration Statement relating to Registrable Securities to become effective and keep the Registration Statement effective for two years after the Closing Date.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and use its best efforts to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

               (f) Use all reasonable efforts to prevent the issuance of stop orders or any other suspensions in trading of the Company's Common Stock by the SEC or any applicable

                                      12.

exchange or market, and use its best efforts to have removed or reversed any such stop order or suspension in trading that occurs.

          6.5  OBLIGATIONS OF HOLDER.

               (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 6.2 or 6.4 that each Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

               (c) Each Holder by such Holder's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to waive all of such Holder's rights to register any securities under this Section 6;

               (d) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.4(e), such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          6.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 6:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not

                                      13.

misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 6.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 6.6 exceed the proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 6.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to

                                      14.

assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.6.

               (d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

               (e) The obligations of the Company and Holders under this Section
6.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          6.7 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least twenty-five thousand (25,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

                                      15.

     7.   MISCELLANEOUS.

          7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

          7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

          7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          7.6  AMENDMENT AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least fifty percent (50%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares or Warrants have been converted or exercised that have not been sold to the public).

               (b) The obligations of the Company and the rights of the holders of the Shares, the Warrants and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least fifty percent (50%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares or Warrants have been converted or exercised that have not been sold to the public).

          7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or

                                      16.

character on any Purchaser's part of any breach, default or noncompliance under this Agreement or under the Charter or any waiver on such party's part of any provisions or conditions of the Agreement or the Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Charter by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

          7.9 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Warrants.

          7.10 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          7.11  CONFIDENTIALITY.   The Company shall not publicly disclose the
name or identity of any Purchaser unless (i) required by law or the rules and regulations of the SEC, (ii) such Purchaser has given its prior written consent or (iii) such information is already in the public domain.

          7.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, by facsimile, or both, each of which shall be an original, but all of which together shall constitute one instrument.

          7.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further

                                      17.

agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

          7.15 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities and Conversion Shares.

          7.16 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                                      18.

     IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                PURCHASER:

American Technology Corporation         /s/ Purchaser
13114 Evening Creek Drive South         ----------------------------------
San Diego, California  92128            [PRINT NAME OF PURCHASER]


By: /s/ Renee Warden                    By:
   ------------------------------          -------------------------------
     Renee Warden
     Secretary
                                        Title:
                                              ----------------------------

                                      19.

            SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                   Exhibit A


                                                        Shares of
                        Aggregate                      Common Stock
                        Purchase                        Underlying
Name and Address          Price           Shares         Warrant
----------------        ---------         ------       ------------










Total:                  ---------         ------       ------------


                                      20.

                                   Exhibit D

                            SCHEDULE OF EXCEPTIONS



SECTION 3.2 The Company has entered into a letter of intent with regard to a new audio technology that may require the issuance of up to 400,000 shares of the Company's Common Stock, and these shares would have registration rights.

SECTION 3.3   SEE 3.2 ABOVE.

SECTION 3.11  SEE 3.2 ABOVE.

                                      21.